                                                              Exhibit 15(c)(i)

                      PARTICIPATING ORGANIZATION AGREEMENT

  PARTICIPATING ORGANIZATION AGREEMENT made as of the 21st day of September, 1994, by and between the Winsbury Company Limited Partnership d/b/a the Winsbury Company, an Ohio Limited Partnership (the "Distributor"), and First of America Securities, Inc., a Michigan corporation (the "Participating Organization").

  WHEREAS, the Distributor serves as the Distributor of The Parkstone Group of Funds (the "Group"), a Massachusetts business trust, which has filed a Registration Statement under the Investment Company Act of 1940 as amended (the "1940 Act") and the Securities Act of 1933 (the "Securities Act", and, together with the 1940 Act, the "Acts"); and

  WHEREAS, the Group is comprised of several separate investment portfolios, each of which is segregated by class;

  WHEREAS, the holders of Investor C shares ("Investor C Shares" or "Shares") of each of the investment portfolios of the Group that are identified in Exhibit A attached hereto (individually, a "Fund," collectively the "Funds") have adopted an Investor C Distribution and Shareholder Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act;

  WHEREAS, the Plan authorizes the Distributor to enter into agreements with third parties to implement the Plan; and

  WHEREAS, it is intended that Participating Organization provide certain distribution and shareholder services in connection with the purchase of Investor C Shares of the Group through accounts on behalf of customers ("Customers") of the Participating Organization (the "Qualified Accounts").

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   REFERENCE TO PROSPECTUSES; DETERMINATION OF NET ASSET VALUE

1.1 Reference is hereby made to the prospectuses (individually a "Prospectus," collectively the "Prospectuses") for Investor C Shares of each Fund as from time to time are effective under the Securities Act. Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2 For purposes of determining the fees payable to the Participating Organization under Section 3, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Group's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.

2.   GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 The Distributor hereby represents and warrants that it is the principal underwriter of each portfolio of the Investor C Shares of each Fund, which are identified in the Group's Registration Statement and that it is authorized to enter into this Agreement pursuant to the Plan. The Distributor has furnished Participating Organization with a list of the various states and other jurisdictions in which the Investor C Shares of each Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions, and will promptly notify Participating Organization of any changes in such list.

2.2 Participating Organization hereby represents, warrants and covenants that it is and will be at all times relevant to this Agreement registered as a broker-dealer under applicable state or federal securities laws and are otherwise qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. Participating Organization agrees to comply with the requirements of all applicable laws, including any applicable federal and state securities laws, the rules and regulations of the SEC, and the rules and regulations issued by applicable federal bank regulatory agencies. The Participating Organization agrees that it will not make Investor C Shares available for purchase to persons in any jurisdiction in which such Shares are not registered for sale or in which such Shares may not be lawfully sold. The Participating Organization further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Distributor in relation to fund transactions that it has executed.

2.3 By written acceptance of this Agreement, Participating Organization agrees to and does waive such portion of the fee payable under Section 3 as is necessary to assure that the amount of such fee which is required to be accrued by the Funds on any day with respect to such Funds' Shares does not exceed the income to be accrued to the Shares on such Funds on that day. The amount of the fee which must be waived by Participating Organization under this Section 2.3 will be determined by the Distributor and will be based on the Participating Organization's pro rata portion of the fees payable under the Funds' Plan (including those fees payable to the Distributor and other organizations providing distribution assistance with respect to such Funds' Shares and/or Shareholder services to the holders of such Funds' Shares) that exceed the daily income to be accrued to the Shares of such Funds.

2.4 By written acceptance of this Agreement, Participating Organization represents, warrants and agrees that: (i) Participating Organization will disclose to Customers the order execution that they will perform pursuant to this agreement, other than those already disclosed in the Prospectuses and in Fund applications, and a schedule of any fees that the Participating Organization may charge directly to Customers for services they perform in connection with investments in the Group on the customer's behalf and (ii) any and all compensation payable to the Participating Organization by customers in connection with the investment of their assets in the Group will be disclosed by the Participating Organization to Customers.

2.5 By written acceptance of this Agreement, Participating Organization further represents, warrants and agrees that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the Glass-Steagall
     Act) and regulations.

3.   PURCHASE AUTHORIZATION; ORDER EXECUTION; OFFERING PRICE; DISTRIBUTION FEE

3.1 In all sales of Shares to Customers, Participating Organization shall act as agent for its Customers and in no transaction shall Participating Organization act as dealer for its own account. As agent for its Customers, Participating Organization is hereby authorized to: (i) place orders directly with the Funds' transfer agent for the purchase of Shares and (ii) tender Shares to the transfer agent for redemption, in each case subject to the terms and conditions set forth in the Prospectus and the operating procedures and policies established by the Distributor. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the Prospectus, and no order for less than such amount shall be accepted by the Participating Organization. The procedures relating to the handling of orders will be subject to instructions which the Distributor shall forward to the Participating Organization from time to time. For purposes of this Agreement, Participating Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor in any matter or in any respect.

3.2 All orders are subject to acceptance or rejection by the Distributor in its sole discretion. No person is authorized to make any representations concerning the Distributor, the Group, or a Fund's Shares except such representations contained in the relevant then- current Prospectuses and Statement of Additional Information and in such printed information as the Group or the Distributor may subsequently prepare. Participating Organization is specifically authorized to distribute the Prospectuses and Statement of Additional Information and sales material received by it from the Distributor. No person is authorized to distribute any other sales material relating to a Fund without the prior approval of the Distributor. The Participating Organization agrees to deliver, upon the request of the Distributor, copies of any relevant amended Prospectuses and Statement of Additional Information to Shareholders of a Fund to whom Shares have been sold.

3.3 Participating Organization shall not withhold placing Customers' orders for any Shares so as to profit themselves as a result of such withholding. Distributor shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and Participating Organization shall not purchase any Shares from the Distributor except for the purpose of covering the purchase orders already received.

3.4 If any Shares purchased by Participating Organization are repurchased by the Funds or by the Distributor for the account of the Funds, or are tendered for redemption within seven (7) business days after confirmation by the Distributor of the original purchase order for such Shares, (1) Participating Organization agrees forthwith to refund to the Distributor the full concession allowed to the Participating Organization, if any, on the original sale, such refund to be paid by the Distributor to the Fund whose Shares have been so repurchased upon receipt and (2) the Distributor shall forthwith pay to such Fund that part of the discount retained by the Distributor on the original sale. Notice will be given to the Participating Organization of any such repurchase or redemption within ten (10) days of the date which the repurchase or redemption is requested.

3.5 Neither party to this Agreement shall, as agent, purchase any Shares from a Qualified Account at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent the Participating Organization from selling Shares for the account of a Qualified Account to the Distributor or the issuer and charging the investor a fair commission for handling the transaction.

3.6 The Distributor will furnish the Participating Organization, on request, with offering prices for the Shares in accordance with the then- current Prospectuses of the respective Funds of the Group, and Participating Organization agrees to quote such prices subject to the confirmation by the Distributor on any Shares offered to the Participating Organization for sale. The public offering price equals the net asset value per Share of the prospective Fund plus a sales charge, if any, as disclosed in the Prospectus of the individual Fund. Participating Organization acknowledges the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order. Participating Organization acknowledges that it is its responsibility to transmit purchase orders promptly to the Distributor. Participating Organization further acknowledges that any failure to promptly transmit such orders to the Distributor that causes a Qualified Account to receive an improper price, based upon the requirements of Rule 22c-1 under the 1940 Act, shall be the responsibility of the Participating Organization that transmitted the order and shall not be the responsibility of the Distributor. The Distributor reserves the right to cancel this Agreement at any time without notice if any Share shall be offered for sale by the Participating Organization at less than the then-current offering price determined by or for the respective Fund.

3.7 Participating Organization shall be entitled to receive a distribution fee ("12b-1 Fee"), pursuant to the Plan, attached as Exhibit B, from Distributor at a rate per annum of the net asset value of the Group's Investor C Shares, as computed in the manner specified in the Group's registration statement (as the same is in effect from time to time), purchased by Participating Organization as agent for its Customers. The rate at which such 12b-1 Fees shall be paid is set forth on the schedule attached hereto as Exhibit C.

3.8 Participating Organization and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of Participating Organization's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable by the Distributor pursuant to
     Section 3 of this Agreement will provide to the Distributor the Group's Board of Trustees, and the Group's Trustees will review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, Participating Organization will furnish to the Distributor, the Group or their designees such information as the Distributor, the Group or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Group and their designees (including, without limitation, any auditors designed by the Group), in the preparation of reports to the Group's Board of

     Trustees concerning this Agreement and the monies paid or payable by the Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

4.   PROVISION OF SHAREHOLDER SERVICES; SHAREHOLDER SERVICE FEE

4.1 Participating Organization is hereby authorized and agrees to provide assistance to Investor C Shareholders that are its Customers or Customers of its affiliates. Such assistance shall be in the form of responding to inquiries from such Customers regarding their fund accounts, providing sub-accounting with respect to Investor C Shares beneficially owned by customers or the information necessary for sub- accounting and/or arranging for bank wires. Participating Organization will provide such office space and equipment, telephone facilities and personnel as may be reasonably necessary or beneficial in order to provide such services to Customers.

4.2 Participating Organization shall be entitled to receive a shareholder service fee ("Service Fee"), pursuant to the Plan, attached as Exhibit B, from Distributor at a rate per annum of the net asset value of the Group's Investor C Shares, as computed in the manner specified in the Group's registration statement (as the same is in effect from time to time), purchased by Participating Organization as agent for its Customers. The rate at which such Service Fees shall be paid is set forth on the schedule attached hereto as Exhibit C.

5.   EXCULPATION; INDEMNIFICATION

5.1 The Distributor shall not be liable to the Participating Organization and the Participating Organization shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Participating Organization of compliance with any provisions of the Securities Act, the Securities Exchange Act of 1934, the 1940 Act, the rules and regulations promulgated by the SEC, the NASD or any state securities administrator, or the applicable rules and regulations promulgated by federal banking agencies.

5.2 Participating Organization will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of the Participating Organization's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Participating Organizations which are performed in connection with the discharge of Participating Organization's responsibilities under this Agreement. If such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by Participating Organization. In addition, Participating Organization agrees to indemnify and hold the Distributor harmless from any claims or assertions relating to the lawfulness of the Participating Organization's participation in this Agreement under the Glass-Steagall Act. At this time, Participating Organization and the Distributor are not otherwise aware of any violations under the Glass-Steagall Act pursuant to this Agreement.

5.3 The Distributor will indemnify Participating Organization and will hold Participating Organization harmless from any claims or assertions relating to the lawfulness of the Distributor's participation in this Agreement and the transactions contemplated hereby or relating to any activities or any persons or entities affiliated with the Distributor which are performed in connection with the discharge of the Distributor's responsibilities under this Agreement. If any such claims are asserted, Participating Organization shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by the Distributor.

6.   GENERAL

6.1 This Agreement will become effective with respect to the Investor C Shares of each Fund on the date indicated on the first page of this Agreement. Unless sooner terminated with respect to any Fund, this Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the approval of voting on such approval, on sixty (60) days' written notice.

6.2 This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by the Distributor or by Participating Organization, without penalty, upon sixty (60) days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the purpose of voting on such approval, on sixty (60) days' written notice.

6.3 All communications to the Distributor shall be sent to the address set forth in this Agreement or at such other address as the Distributor may designate to Participating Organization in writing. Any notice to Participating Organization shall be duly given if mailed or telecopied to Participating Organization at the address as Participating Organization may provide in writing to the Distributor.

6.4 This Agreement supersedes any other Agreement between the Distributor and Participating Organization with respect to the offer and sales of Investor C Shares of the Group to Qualified Accounts and relating to any other matters discussed herein. All covenants, agreements, and representations and warranties made herein shall be deemed to have been material and relied on by each party, not withstanding any investigation by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by a construed in accordance of the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and the respective successors and assigns.

6.5  This Agreement is a Related Agreement under the Plan.

6.6 The names "The Parkstone Group of Funds" and "Trustees of the Parkstone Group of Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 25, 1987, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Parkstone Group of Funds" entered into in the name of or on behalf thereof by any of the trustees, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Group personally, but bind only the assets of the Group and all persons dealing with any series of shares of the Group must look solely to the assets of the Group belonging to such series for the enforcement of any claims against the Group.

6.7 All communications to the Distributor shall be sent to the following address:

                            The Winsbury Company
                            1900 East Dublin-Granville Road
                            Columbus, OH  43229

                                          THE WINSBURY COMPANY LIMITED
                                          PARTNERSHIP

Dated: September 21, 1994                 By:  The Winsbury Corporation,
                                               General Partner

                                           /s/ Stephen G. Mintos
                                          -----------------------------
                                          By:     Stephen G. Mintos
                                          Title:  Senior Vice President

                                          FIRST OF AMERICA SECURITIES, INC.

Dated: September 21, 1994                  /s/ Susan L. Currier
                                          ------------------------------
                                          By:     Susan L. Currier
                                          Title:  President

                                   EXHIBIT A

                          THE PARKSTONE GROUP OF FUNDS

                               INVESTOR C SHARES

Name of Investor C Fund
-----------------------
Parkstone Equity Fund - Investor C Shares
Parkstone Small Capitalization Fund - Investor C Shares
Parkstone High Income Equity Fund - Investor C Shares
Parkstone Bond Fund - Investor C Shares
Parkstone Limited Maturity Bond Fund - Investor C Shares
Parkstone Intermediate Government Obligations Fund -
    Investor C Shares
Parkstone Municipal Bond Fund - Investor C Shares
Parkstone Michigan Municipal Bond Fund - Investor C Shares
Parkstone Balanced Fund - Investor C Shares
Parkstone U.S. Government Income Fund - Investor C Shares
Parkstone International Discovery Fund - Investor C Shares


                                         THE WINSBURY COMPANY LIMITED
                                         PARTNERSHIP

Dated: September 21, 1994                By:  The Winsbury Corporation,
                                              General Partner

                                          /s/ Stephen G. Mintos
                                         -------------------------------
                                         By:     Stephen G. Mintos
                                         Title:  Executive Vice President


                                         FIRST OF AMERICA SECURITIES, INC.

Dated: September 21, 1994                 /s/ Susan L. Currier
                                         -------------------------------
                                         By:    Susan L. Currier
                                         Title: President

                                   EXHIBIT B

              Investor C Distribution and Shareholder Service Plan

  This Plan (the "Investor C Plan") constitutes a distribution and shareholder service plan of The Parkstone Group of Funds, a Massachusetts business trust ("the Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Investor C Plan relates to the Investor C Shares of those investment portfolios identified on Schedule I to the Trust's Distribution Agreement and as amended from time to time (the "Investor C Plan Funds").

  Section 1. Each Investor C Plan Fund is authorized to pay to The Winsbury Company Limited Partnership, an Ohio limited partnership and the distributor (the "Distributor") of the Trust's shares of beneficial interest of its Investor C class (the "Investor C Shares");

   (a) a distribution fee in an amount not to exceed on an annual basis .75% of the average daily net asset value of the Investor C shares of such Fund (the "Distribution Fee") for: (i) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organization") for distribution assistance pursuant to an agreement with the Participating Organization or for distribution assistance provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (ii) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expense relating to printing and distributing prospectuses to persons other than Shareholders of an Investor C Plan Fund, printing and distributing advertising and sales literature and reports to Shareholders for use in connection with the sales of Investor C Shares, processing purchase, exchange and redemption requests from customers and placing orders with the Distributor or the Trust's transfer agent, and personnel and communication equipment used in servicing Shareholder accounts and prospective shareholder inquiries; and

   (b) a service fee in an amount not to exceed on an annual basis .25% of the average daily net asset value of the Investor C Shares of such Fund (the "Service Fee") for (i) payments the Distributor makes to a Participating Organization for Shareholder services pursuant to an agreement with the Participating Organization or for Shareholder services provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (ii) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with Shareholder service including, but not limited to, personal, continuing services to investors in the Investor C Shares of a Fund, providing sub-accounting with respect to Investor C Shares beneficially owned by customers or the information necessary for sub-accounting, arranging for bank wires, and providing office space, equipment, telephone facilities and various personnel including clerical, supervisory and computer, as is necessary or beneficial in connection therewith.

For purposes of the Investor C Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.

  Section 2. The Distribution Fee and the Service Fee shall be paid by the Investor C Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

  Section 3. The Investor C Plan shall not take effect with respect to the Investor C Shares of any Investor C Plan Fund until it has been approved by a vote of the initial Shareholder of the Investor C Shares of such Fund.

  Section 4. The Investor C Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Investor C Plan or such agreement.

  Section 5. The Investor C Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Investor C Plan in Section 4.

  Section 6. Any person authorized to direct the disposition of monies paid or payable by the Investor C Plan Funds pursuant to the Investor C Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

  Section 7. The Investor C Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Investor C Shares of an Investor C Plan Fund.

  Section 8. All agreements with any person relating to implementation of the Investor C Plan shall be in writing, and any agreements related to the Investor C Plan shall provide:

   (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Investor C Shares of the Investor C Plan Fund, on not more than 60 days' written notice to any other party to the agreement; and

   (b) That such agreement shall terminate automatically in the event of its assignment.

  Section 9. The Investor C Plan may not be amended to increase materially the amount of the Distribution Fee and Service Fee permitted pursuant to Section 1 hereof until any such amendment has been approved by a vote of at least a majority of the outstanding Investor C Shares of such Fund, and all material amendments to the Investor C Plan shall be approved in the manner provided for approval of the Investor C Plan in Section 4.

  Section 10. As used in the Investor C Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Investor C Plan or any agreements related to it, and (b) the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                   EXHIBIT C

                          The Parkstone Group of Funds

          12b-1 and Service Fees Payable to Participating Organization

Name of Investor C Fund                                  12b-1 Fee   Service Fee
-----------------------                                  ---------   -----------
Parkstone Equity Fund - Investor C Shares                   0.75%       0.25%
Parkstone Small Capitalization Fund - Investor C Shares     0.75%       0.25%
Parkstone High Income Equity Fund - Investor C Shares       0.75%       0.25%
Parkstone Bond Fund - Investor C Shares                     0.75%       0.25%
Parkstone Limited Maturity Bond Fund - Investor C Shares    0.75%       0.25%
Parkstone Intermediate Government Obligations Fund -        0.75%       0.25%
     Investor C Shares
Parkstone Municipal Bond Fund - Investor C Shares           0.75%       0.25%
Parkstone Michigan Municipal Bond Fund - Investor C         0.75%       0.25%
     Shares
Parkstone Balanced Fund - Investor C Shares                 0.75%       0.25%
Parkstone U.S. Government Income Fund - Investor C          0.75%       0.25%
     Shares
Parkstone International Discovery Fund - Investor C Shares  0.75%       0.25%


                                         THE WINSBURY COMPANY LIMITED
                                         PARTNERSHIP

Dated: September 21, 1994                By:  The Winsbury Corporation,
                                              General Partner

                                         /s/ Stephen G. Mintos
                                         ---------------------------
                                         By:     Stephen G. Mintos
                                         Title:  Executive Vice President


                                         FIRST OF AMERICA SECURITIES, INC.

Dated: September 21, 1994                /s/ Susan L. Currier
                                         ---------------------------
                                         By:     Susan L. Currier
                                         Title:  President